Exhibit 10.3A
ALTIRIS, INC.
2002 STOCK PLAN
(as Amended April 24, 2006)
     1. Purposes of the Plan. The purposes of this 2002 Stock Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Restricted Stock Units may also be granted under the Plan.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options, Stock Purchase Rights or Restricted Stock Units are, or will be, granted under the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Change in Control” means the occurrence of any of the following events:
               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include
               (iv) an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
               (v) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
          (e) “Code” means the Internal Revenue Code of 1986, as amended.
          (f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
          (g) “Common Stock” means the common stock of the Company.
          (h) “Company” means Altiris, Inc., a Delaware corporation.
          (i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (j) “Director” means a member of the Board.
          (k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
          (o) “Grantee” means the holder of an outstanding Option, Stock Purchase Right or Restricted Stock Unit granted under the Plan, including any Optionee.
          (p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right or Restricted Stock Unit grant. The Notice of Grant is part of the Option Agreement, Stock Purchase Right Agreement or the Restricted Stock Unit Agreement (as applicable).
          (s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (t) “Option” means a stock option granted pursuant to the Plan.
          (u) “Option Agreement” means an agreement between the Company and an Grantee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (v) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.
          (w) “Optionee” means the holder of an outstanding Option Restricted Stock Unit or Stock Purchase Right granted under the Plan.

          (x) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.
          (y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (z) “Plan” means this 2002 Stock Plan.
          (aa) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.
          (bb) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Grantee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.
          (cc) “Restricted Stock Unit” means any unit subject to a Restricted Stock Unit Agreement acquired pursuant to a grant of units under Section 12 of the Plan.
          (dd) “Restricted Stock Unit Agreement” means a written agreement between the Company and the employee granted Restricted Stock Units evidencing the terms and restrictions applying to units granted pursuant to Section 12 of the Plan. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.
          (ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (ff) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (gg) “Service Provider” means an Employee, Director or Consultant.
          (hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
          (ii) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.
          (jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold (or issued) under the Plan is 1,180,762 Shares plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2003, equal to the lesser of (i) 1,000,000 shares, (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option, Stock Purchase Right or Restricted Stock Unit expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or no Shares are issued in the case of Restricted Stock Units, the unpurchased (or unissued in the case of Restricted Stock Units) Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right (or vesting of Restricted Stock Units), shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Options, Stock Purchase Rights and Restricted Stock Units may be granted hereunder;
               (iii) to determine the number of shares of Common Stock to be covered by each Option, Stock Purchase Right and Restricted Stock Units granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;
               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Purchase Right or Restricted Stock Units granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised or when Restricted Stock Units may vest (all of which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Purchase Right or Restricted Stock Unit or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;
               (vii) to institute an Option Exchange Program;
               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
               (x) to modify or amend each Option, Stock Purchase Right or Restricted Stock Unit grant (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
               (xi) to allow Grantees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right (or vesting of a Restricted Stock Unit) that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Grantee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, Stock Purchase Right or Restricted Stock Unit previously granted by the Administrator;
               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
     (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Options, Stock Purchase Rights or Restricted Stock Unit grants.

     5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Limitations.
          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
          (b) Neither the Plan nor any Option, Stock Purchase Right or Restricted Stock Unit grant shall confer upon an Grantee any right with respect to continuing the Grantee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such relationship at any time, with or without cause.
          (c) The following limitations shall apply to grants of Options:
               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.
               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.
               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.
               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
     7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.
     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
     9. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
               (i) In the case of an Incentive Stock Option
                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
               (i) cash;
               (ii) check;
               (iii) promissory note;

               (iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Grantee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
               (vi) a reduction in the amount of any Company liability to the Grantee, including any liability attributable to the Grantee’s participation in any Company-sponsored deferred compensation program or arrangement;
               (vii) any combination of the foregoing methods of payment; or
               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
     10. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.
          An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If an Grantee ceases to be a Service Provider, other than upon the Grantee’s death or Disability, the Grantee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Grantee. If an Grantee ceases to be a Service Provider as a result of the Grantee’s Disability, the Grantee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Grantee. If an Grantee dies while a Service Provider, the Option may be exercised following the Grantee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Grantee’s designated beneficiary, provided such beneficiary has been designated prior to Grantee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Grantee, then such Option may be exercised by the personal representative of the Grantee’s estate or by the person(s) to whom the Option is transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Grantee’s death. If, at the time of death, Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
     11. Stock Purchase Rights.
          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.
          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
          (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.
     12. Restricted Stock Units.
          (a) Rights. Restricted Stock Units may be issued either alone or in addition to other awards granted under the Plan and/or cash awards made outside of the Plan. Each unit granted hereunder will represent the potential right to receive one Share or cash in an amount equal to the Fair Market Value of a Share upon or following vesting of the unit and payment of an amount to be specified in the Restricted Stock Unit Agreement. After the Administrator determines that it will offer Restricted Stock Units under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Restricted Stock Units that the offeree shall be entitled to at vesting, the vesting schedule and the time period within which the offeree must accept such offer (if any).
          (b) Payment of Dividend Equivalents. With respect to any dividend or other distribution on any Shares, the Administrator may, in its discretion, authorize payments (in cash or Shares, as determined by the Administrator) to holders of Restricted Stock Units equivalent to the amount of cash dividends or other distributions on Shares paid by the Company to holders of Shares. In the alternative, the Administrator may, in its discretion, credit additional Shares subject to the Restricted Stock Unit to reflect the amount of the dividend equivalent to be paid (in cash or Shares, as determined by the Administrator) at the same time as the Shares or cash, as applicable, are paid with respect to the Restricted Stock Unit. The terms and conditions of such payments (if made) shall be determined in the sole discretion of the Administrator.
          (c) Other Provisions. The Restricted Stock Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Stockholder. Once the Restricted Stock Unit vests and Shares are issued, the offeree shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her Shares issued at vesting are entered upon the records of the duly authorized transfer agent of the Company.
     13. Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option, Stock Purchase Right or Restricted Stock Unit grant may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Administrator makes an Option, Stock Purchase Right or Restricted Stock Unit grant transferable, such Option, Stock Purchase Right or Restricted Stock Units shall contain such additional terms and conditions as the Administrator deems appropriate.
     14. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control.
          (a) Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares covered by each outstanding Option, Stock Purchase Right and Restricted Stock Unit grant and the numerical Share limits of Sections 3, 6, and 14.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Grantee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares and/or all Restricted Stock Unit grants will become fully vested, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (or vesting has not occurred yet in the case of Restricted Stock Units), an Option, Stock Purchase Right or Restricted Stock Unit will terminate immediately prior to the consummation of such proposed action.
          (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, a successor corporation or a Parent or Subsidiary of the successor corporation, without the Grantees’ consent, may: (i) assume each outstanding Option and Restricted Stock Unit; or (ii) substitute an equivalent option, right or agreement. In the event an Option or Restricted Stock Unit is not assumed or substituted for, the Administrator shall notify the Grantee in writing or electronically that the Option shall be exercisable as to all of the vested Optioned Stock as of the date of such notice plus all Shares that would have otherwise vested within one (1) year after the date of the notice as if the Grantee had continued to be a Service Provider during such time and such non-assumed or non-substituted unit shall vest as to the Shares that would have otherwise vested within one (1) year after the date of notice as if the Grantee had continued to be a Service Provider during such time. The vesting, exercise and issuance of Shares that are not vested as of the date of notice is contingent upon the closing of the merger or Change in Control. If an Option becomes exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the exercisable portion of the Option (as described above) shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Unit shall be considered assumed if, following the merger or Change in Control, the Option or Unit confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Unit immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or vesting of the Unit, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
     15. Date of Grant. The date of grant of an Option, Stock Purchase Right or Restricted Stock Unit shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right or Restricted Stock Unit, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the date of such grant.
     16. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     17. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right or the vesting of Restricted Stock Units unless the exercise/vesting and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right and/or the vesting of Restricted Stock Units, the Company may require the person exercising such Option or Stock Purchase Right (or vesting in the Restricted Stock Units) to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

ADDENDUM A
     Altiris, Inc.
     2002 Stock Plan
     Addendum—Australia
     Purpose
     This addendum (“Australian Addendum”) to the Altiris, Inc. 2002 Stock Plan is hereby adopted to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this addendum in certain respects to ensure compliance with the Class Order (see below)), shall govern the operation of the Plan with respect to Australian resident employees of Altiris, Inc. and its Australian Subsidiary.
     The Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and Class Order 03/184 (“Class Order”).
     Definitions
     Except as set out below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.
     For the purposes of this Australian Addendum:
     “ASIC” means the Australian Securities and Investments Commission;
     “Australian Subsidiary” means Altiris Australia Pty Limited (ACN 094 597 332) and any other Australian entity that is a Subsidiary under the Plan;
     “Company” means Altiris, Inc.;
     “Option” means an option to acquire, by way of issue, a share of Common Stock;
     “Plan” means the U.S. Plan as modified for the purposes of its implementation in Australia by the Australian Addendum;
     “Share” means a share of the Common Stock of the Company; and
     “U.S. Plan” means the Altiris, Inc. 2002 Stock Plan.
     Form of Awards
     Only Shares and Options shall be awarded or offered under the Plan in Australia. Options must be granted at no monetary cost.
     Eligible Offerees

     In Australia, the Plan must be extended only to persons who at the time of the offer are full or part-time employees or directors of the Company or an Australian Subsidiary.
     No Contribution Plan or Trust
     An offer of Shares or Options under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.
     Form of Offer
     Any offer made in Australia to participate in the Plan must be included in a document (“Offer Document”) which sets out the terms of the offer and which must include or be accompanied by a copy of the rules of the Plan, or a summary of the rules of the Plan.
     Where a summary only is provided with the offer, the Offer Document must include an undertaking that during the period in which an offeree may exercise Options acquired under the Plan (“Offer Period”), the Company or its Australian Subsidiary will, within a reasonable period of the offeree so requesting, provide the offeree without charge with a copy of the rules of the Plan.
     The Company must take reasonable steps to ensure that any offeree to whom an offer is made is given a copy of the Offer Document.
     The Offer Document must include a statement to the effect that any advice given by the person in connection with the offer is general advice only, and that employees should consider obtaining their own financial product advice from an independent person who is licensed by the ASIC to give such advice.
     Australian Dollar Equivalent of Exercise Price at Offer Date
     The Offer Document must specify the Australian dollar equivalent of the exercise price of the Options the subject of the Offer Document (“Exercise Price”) as at the date of the offer.
     Updated Exercise Price Information
     The Offer Document must include an undertaking that, and an explanation of the way in which the Company will, during the Offer Period and within a reasonable period of a offeree so requesting, make available to the offeree the following information:
     the Australian dollar equivalent of the current market price of Shares in the same class as the Share offered under the Plan; and
     the Australian dollar equivalent of the Exercise Price as at the date of the offeree’s request.
     For the purposes of this clause, the “current market price” of a Share shall be taken as the price quoted by the NASDAQ as the final price for the previous trading day.

     Exchange Rate for Australia Dollar Equivalent of the Exercise Price
     For the purposes of clauses 7 and 8, the Australian dollar equivalent of the Exercise Price and current market price of a Share shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank no earlier than the business day before the day to which the price relates.
     Loan or Financial Assistance
     Neither the Company nor any associated body corporate of it may offer offerees any loan or other financial assistance for the purpose of or in connection with the acquisition of the Shares to which the offer relates.
     Restriction on Capital Raising: 5% limit
     The number of Shares the subject of an offer under the Plan, or to be received on exercise of an Option, when aggregated with:
     the number of Shares in the same class which would be issued were each outstanding offer of Shares or Option to acquire unissued Shares, being an offer made or option acquired pursuant to an employee share scheme extended only to employees or directors of the Company or of associated bodies corporate of the Company, to be accepted or exercised (as the case may be); and
     the number of Shares in the same class issued during the previous 5 years pursuant to the Plan or any other employee share scheme extended only to employees or directors of the Company or of associated bodies corporate of the Company, but disregarding any offer made, or Option acquired or Shares issued by way or as a result of:
     an offer to a person situated at the time of receipt of the offer outside Australia;
     an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000;
     an offer that did not require disclosure to investors because of section 708 of the Corporations Act 2001;
     an offer that did not require the giving of a Product Disclosure Statement because of section 1012D of the Corporations Act 2001; or
     an offer made under a disclosure document or a Product Disclosure Statement, must not exceed 5% of the total number of issued Shares in that class of the Company as at the time of the offer.
     Filing the Offer Document with ASIC

     A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of the offeree) and each accompanying document must be provided to ASIC not later than 7 days after the first provision of that material to an offeree.
     Compliance with Undertakings
     The Company or an associated body corporate of the Company must comply with any undertaking required to be made in the Offer Document by reason of the Class Order.